Exhibit 99.1

[GRAPHIC APPEARS HERE]	PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number 05-01
Stuart Blackie
Dev Ghose
Shurgard Storage Centers, Inc.
(206) 624-8100

Media Contact
Broadgate Consultants, Inc.
(212) 232-2220

SHURGARD COMMENTS ON PROPOSED CLASS ACTION SECURITIES LAWSUIT

SEATTLE, January 20, 2005 — Shurgard Storage Centers, Inc. (NYSE:SHU) a leading self-storage real estate investment trust (REIT) in the United States and Europe, today noted that a plaintiff’s law firm had issued a press release announcing that a proposed class action securities lawsuit was filed against the Company in the United States District Court for the Western District of Washington.

“We do not believe that the claims in the lawsuit have any merit and we will defend the Company vigorously against the suit,” said Jane A. Orenstein, Shurgard Vice President and General Counsel.

About Shurgard Storage Centers, Inc.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. Shurgard specializes in all aspects of the self-storage industry and operates a network of over 600 operating storage centers located throughout the United States and in Europe.

Cautionary and Forward-Looking Statements

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding FFO projections for 2004 and beyond are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements, depending on a variety of factors including but not limited to, the court’s approval of the settlement, Shurgard’s ability to implement its business strategy, competition in the market, as well as other risk factors as described more fully in Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on May 17, 2004, and Form 10-Q for the quarter ending March 31, 2004, filed with the SEC on July 12, 2004, Form 10-Q for the quarter ending June 30, 2004, filed with the SEC on August 13, 2004 and Form 10-Q for the quarter ending September 30, 2004, filed with the SEC on November 9, 2004.

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